EXHIBIT 32.2

Section 1350 certification

I, Richard A. Musal, Chief Financial Officer of Mirenco, Inc. (the “Company”), certify, that, to my knowledge:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard A. Musal Richard A. Musal Chief Financial Officer April 14, 2004